Exhibit 5.2

[VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]

March 11, 2013

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

Re:	M/I Homes, Inc.

Registration Statement on Form S-3 (File No. 333-176088)

Offering of Common Shares

Ladies and Gentlemen:

We have acted as counsel to M/I Homes, Inc., an Ohio corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (File No. 333-176088) (the “Registration Statement”), the prospectus included therein and the prospectus supplement, dated March 5, 2013, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of 2,461,000 common shares, par value $.01 per share, of the Company (the “Shares”). The Shares will be issued pursuant to an Underwriting Agreement dated as of March 5, 2013 (the “Underwriting Agreement”) among the Company and the underwriters named therein (the “Underwriters”).

In rendering this opinion, we have examined, among other things: (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) the Underwriting Agreement; (iv) the Amended and Restated Articles of Incorporation of the Company as currently in effect; (v) the Amended and Restated Regulations of the Company as currently in effect; and (vi) the resolutions adopted by the Board of Directors of the Company and committees thereof relating to the offering. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by the parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the limitations imposed by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized, and, upon issuance and delivery of and payment of legal consideration for such Shares in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the law and circumstances as they are in effect on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof.

We hereby consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated March 11, 2013 and to the incorporation by reference of this opinion in the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP